Exhibit 4.1
REPUBLIC SERVICES, INC.
to
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee
GUARANTEED
BY THE GUARANTORS NAMED HEREIN

SECOND SUPPLEMENTAL INDENTURE,
Dated as of May 9, 2011

$700,000,000
3.800% Notes due 2018

Supplement to Indenture dated as of September 8, 2009

1

          SECOND SUPPLEMENTAL INDENTURE, dated as of May 9, 2011 (the “Second Supplemental Indenture”), between REPUBLIC SERVICES, INC., a Delaware corporation (hereinafter called the “Company”), the guarantors listed on the signature pages hereto (collectively, the “Guarantors” and each, a “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee under the Base Indenture referred to below (hereinafter called the “Trustee”).
          WHEREAS, the Company entered into an Indenture dated as of September 8, 2009 (the “Base Indenture,” all capitalized terms used in this Second Supplemental Indenture and not otherwise defined being used as defined in the Base Indenture) (the Base Indenture and Second Supplemental Indenture are hereinafter collectively called the “Indenture”) with the Trustee, providing for (i) the issuance of senior debt securities, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company and (ii) the guarantee of such senior debt securities by guarantors to be named in a supplemental indenture (collectively, the “Guarantees” and each, a “Guarantee”); and
          WHEREAS, the Company proposes to issue $700,000,000 aggregate principal amount of its 3.800% Notes due 2018 guaranteed by the Guarantors (such notes being referred to herein as the “Notes” and all references to Securities in the Base Indenture shall be deemed to refer also to the Notes unless the context otherwise provides); and
          WHEREAS, Section 9.01 of the Base Indenture provides that without the consent of the Holders of the Securities of any series issued under the Base Indenture, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture to, among other things, establish the form or terms of securities of any series as permitted by Sections 2.01 and 3.01 thereof and provide for Guarantees of such series as provided by Section 13.01 thereof; and
          WHEREAS, the entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and
          WHEREAS, all things necessary have been done to make this Second Supplemental Indenture, when executed and delivered by the Company and the Guarantors, the legal, valid and binding agreement of the Company and the Guarantors, in accordance with its terms; and
          WHEREAS, all things necessary have been done to make the Notes, when executed and delivered by the Company and authenticated by the Trustee as provided for in the Indenture, the legal, valid and binding agreement of the Company, in accordance with its terms; and
          WHEREAS, all things necessary have been done to make the Guarantees, when (a) the Notes are executed and delivered by the Company and authenticated by the Trustee and (b) this Second Supplemental Indenture is executed and delivered by the Guarantors, the legal, valid and binding agreement of the Guarantors, in accordance with their terms; and

          NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
          The parties hereto mutually covenant and agree as follows:
          SECTION 1. The Base Indenture is hereby amended solely with respect to the Notes, except as otherwise expressly provided herein, as follows:
(A)	By amending Section 1.01 to replace in whole the following definitions thereto in lieu of the corresponding existing definitions, so that in the event of a conflict with the definition of terms in the Base Indenture, the following definitions shall control:
     “Independent Investment Banker” means any of Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated or RBS Securities Inc. and their respective successors, or if all of such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
     “Reference Treasury Dealer” means (1) each of Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Company will substitute for such bank another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
(B)	By amending Section 1.01 to add the following new definitions in correct alphabetical order:
     “Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:
1. the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

2. the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Company or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Company’s Voting Stock representing more than 50% of the voting power of its outstanding Voting Stock;
3. the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
4. during any period of 24 consecutive calendar months, the majority of the members of the Company’s Board of Directors shall no longer be composed of individuals (a) who were members of the Company’s Board of Directors on the first day of such period or (b) whose election or nomination to the Company’s Board of Directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of the Company’s Board of Directors or, if directors are nominated by a committee of the Company’s Board of Directors, constituting at the time of such nomination, at least a majority of such committee; or
5. the adoption of a plan relating to the Company’s liquidation or dissolution.
     “Change of Control Triggering Event” means, with respect to the Notes, the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
     “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”
     “Notes” has the meaning set forth in the Recitals.
     “Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside the Company’s control, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act as a replacement for such Rating Agency; provided, that the Company shall give notice of such appointment to the Trustee.
     “Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
(C)	By amending Section 4.01 by adding the following sentence at the end of thereof:

“Both Section 4.02 (defeasance) and Section 4.03 (covenant defeasance) shall apply to the Notes.”

(D)	By replacing Section 4.03 in its entirety with the following:
          “Upon the Company’s exercise of the option applicable to this Section 4.03 with respect to the Notes, the Company shall be released from its obligations under any covenant or provision contained or referred to in Sections 10.05, 10.06, 10.07 and 14.01, with respect to the Defeased Securities, on and after the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder, and the Events of Default under Section 5.01(c), (d) and (e) shall cease to be in full force and effect with respect to the Notes. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c), (d) and (e) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.”
(E)	By amending Section 9.01 by:
(a)	deleting the period at the end of clause (m) and inserting the following: “; and”; and

(b)	inserting the following clause after clause (m):

“(n) to add additional Securities of the same class and series in one or more tranches from time to time.”
(F)	By amending Section 9.02 by:
(a)	adding the words “and the Guarantors,” in between the words “Company” and the word “when” in the fourth line of the Section;

(b)	deleting the word “or” at the end of clause (j);

(c)	deleting the period at the end of clause (k) and inserting the following: “; or”; and

(d)	inserting the following clause after clause (k):
“(l) amend, change or modify the Company’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with Section 14.01 after such Change of Control Triggering Event has occurred, including amending, changing or modifying any definition related thereto.”

(G)	By inserting after the first sentence in Section 3.01 the following:

“The aggregate principal amount of Notes which may be issued under this Indenture shall be unlimited and the Company may issue additional notes of the same class and series as the Notes (the “Additional Notes”) in one or more tranches from time to time, without notice to or the consent of existing Holders of the Securities of any series, including the Notes. The Additional Notes shall have the same terms as all other Notes and all references in the Indenture shall be deemed to also refer to the Additional Notes. The Additional Notes shall vote as a class with all other Notes as to matters as to which such Notes have a vote.”

(H)	By replacing Section 11.01 in its entirety with the following:
(a)	“The Notes will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed, and

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 20 basis points.
In the case of each of clauses (1) and (2), accrued and unpaid interest will be payable to the redemption date.”

(I)	By adding as a new “Article XIV” thereto the following:
“Article XIV
Repurchase of Notes at the Option of the Holders
Section 14.01. REPURCHASE AT OPTION OF HOLDERS UPON A CHANGE OF CONTROL
     (a) Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes pursuant to Article XI of the Indenture, each Holder of Notes shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.
     (b) Within 30 days following the date upon which the Change of Control Triggering Event occurred with respect to the Notes, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will be required to send, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.
     Such notice shall state:
(i)	the events causing the Change of Control;

(ii)	the date of the Change of Control;

(iii)	the amount of the Change of Control Payment;

(iv)	that the Holder must exercise the repurchase right prior to the close of business on the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(v)	if the notice is mailed prior to any Change of Control but after the public announcement of the pending Change of Control, that the offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;

(vi)	the name and address of the Paying Agent;

(vii)	that the Holder must complete the Change of Control Repurchase Notice (as defined below) to participate in the Change of Control Offer; and

(viii)	any other procedures that Holders must follow to require the Company to repurchase the Notes.
     (c) Repurchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon
(i)	delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Change of Control Repurchase Notice”) in the form set forth on the reverse of the Note at any time prior 5:00 p.m., New York City Time, on the Change of Control Payment Date; or

(ii)	delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Change of Control Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee or the corporate trust office of its Affiliate (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery being a condition to receipt by the Holder of the Change of Control Payment therefor; provided that such Change of Control Payment shall be so paid pursuant to this Section 14.01 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Change of Control Repurchase Notice.
     The Change of Control Repurchase Notice shall state:
(i)	if certificated, the certificate numbers of Notes to be delivered for repurchase;

(ii)	the portion of the principal amount of Notes to be repurchased, which must be $2,000 or an integral multiple of $1,000 in excess thereof;

(iii)	that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture; and

(iv)	if such Change of Control Repurchase Notice is delivered prior to the occurrence of a Change of Control pursuant to a definitive agreement giving rise to a Change of Control, that the Holder acknowledges that the Company’s offer is conditioned on the consummation of such Change of Control.
provided, however, that if the Notes are not in certificated form, the Change of Control Repurchase Notice must comply with appropriate procedures of the Depositary.
     (c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)	accept or cause a third party to accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer,

(ii)	deposit or cause a third party to deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Notes or portions of the Notes properly tendered, and

(iii)	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.
     (d) The Company shall not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.
Section 14.02. COMPLIANCE WITH TENDER OFFER RULES
          The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.”
(K)	The form of Security attached as Exhibit A hereto shall be the form of Note for the series of Notes established by this Second Supplemental Indenture and the terms therein shall be incorporated by reference into this Second Supplemental Indenture.

(L)	The Guarantors named in this Second Supplemental Indenture shall be deemed to be Guarantors (as defined in Section 13.01 of the Base Indenture) for all purposes under the Base Indenture and this Second Supplemental Indenture and subject to all provisions of the Base Indenture, including but not limited to Article XIII. The execution and delivery of this Second Supplemental Indenture by each such Guarantor shall evidence the Guarantee by such Guarantor of the Notes in accordance with the terms and conditions of such Article XIII.

          SECTION 2. The Base Indenture is incorporated by reference in full into this Second Supplemental Indenture, and all parties to this Second Supplemental Indenture agree to be bound by the terms and provisions of the Base Indenture as supplemented and amended by this Second Supplemental Indenture. The Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any similar provisions included in the Base Indenture unless not permitted by law.
          SECTION 3. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
          SECTION 4. All covenants and agreements in this Second Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.
          SECTION 5. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions herein and therein shall not in any way be affected or impaired thereby.
          SECTION 6. Nothing in this Second Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.
          SECTION 7. This Second Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and this Second Supplemental Indenture and each such Note shall be governed by and construed in accordance with the laws of the State of New York.
          SECTION 8. All terms used in this Second Supplemental Indenture not otherwise defined herein that are defined in the Base Indenture shall have the meanings set forth therein.
          SECTION 9. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page hereto by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Second Supplemental Indenture.
          SECTION 10. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, the Notes or the Guarantees. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

REPUBLIC SERVICES, INC., as Issuer
By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Senior Vice President, Treasurer
GUARANTORS:
623 LANDFILL, INC.
A D A J CORPORATION
ACTION DISPOSAL, INC.
ADA COUNTY DEVELOPMENT COMPANY, INC.
ADRIAN LANDFILL, INC.
ADS OF ILLINOIS, INC.
ADS, INC.
AGRICULTURAL ACQUISITIONS, LLC
AGRI-TECH, INC. OF OREGON
ALABAMA RECYCLING SERVICES, INC.
ALBANY — LEBANON SANITATION, INC.
ALLIED ACQUISITION PENNSYLVANIA, INC.
ALLIED ACQUISITION TWO, INC.
ALLIED ENVIROENGINEERING, INC.
ALLIED GAS RECOVERY SYSTEMS, L.L.C.
ALLIED GREEN POWER, INC.
ALLIED NOVA SCOTIA, INC.
ALLIED SERVICES, LLC
ALLIED TRANSFER SYSTEMS OF NEW JERSEY, LLC
ALLIED WASTE ALABAMA, INC.
ALLIED WASTE COMPANY, INC.
ALLIED WASTE ENVIRONMENTAL MANAGEMENT GROUP, LLC
ALLIED WASTE HAULING OF GEORGIA, INC.
ALLIED WASTE HOLDINGS (CANADA) LTD.
ALLIED WASTE INDUSTRIES (ARIZONA), INC.
ALLIED WASTE INDUSTRIES (NEW MEXICO), INC.
ALLIED WASTE INDUSTRIES (SOUTHWEST), INC.
ALLIED WASTE INDUSTRIES OF GEORGIA, INC.
ALLIED WASTE INDUSTRIES OF ILLINOIS, INC.
ALLIED WASTE INDUSTRIES OF NORTHWEST INDIANA, INC.
ALLIED WASTE INDUSTRIES OF TENNESSEE, INC.
ALLIED WASTE INDUSTRIES, INC.
ALLIED WASTE LANDFILL HOLDINGS, INC.
ALLIED WASTE NIAGARA FALLS LANDFILL, LLC
ALLIED WASTE NORTH AMERICA, INC.
ALLIED WASTE OF CALIFORNIA, INC.
ALLIED WASTE OF LONG ISLAND, INC.

ALLIED WASTE OF NEW JERSEY, INC.
ALLIED WASTE OF NEW JERSEY-NEW YORK, LLC
ALLIED WASTE RECYCLING SERVICES OF NEW HAMPSHIRE, LLC
ALLIED WASTE RURAL SANITATION, INC.
ALLIED WASTE SERVICES OF COLORADO, INC.
ALLIED WASTE SERVICES OF MASSACHUSETTS, LLC
ALLIED WASTE SERVICES OF NORTH AMERICA, LLC
ALLIED WASTE SERVICES OF PAGE, INC.
ALLIED WASTE SERVICES OF STILLWATER, INC.
ALLIED WASTE SYCAMORE LANDFILL, LLC
ALLIED WASTE SYSTEMS HOLDINGS, INC.
ALLIED WASTE SYSTEMS OF ARIZONA, LLC
ALLIED WASTE SYSTEMS OF COLORADO, LLC
ALLIED WASTE SYSTEMS OF INDIANA, LLC
ALLIED WASTE SYSTEMS OF MICHIGAN, LLC
ALLIED WASTE SYSTEMS OF MONTANA, LLC
ALLIED WASTE SYSTEMS OF NEW JERSEY, LLC
ALLIED WASTE SYSTEMS OF NORTH CAROLINA, LLC
ALLIED WASTE SYSTEMS OF PENNSYLVANIA, LLC
ALLIED WASTE SYSTEMS, INC.
ALLIED WASTE TRANSFER SERVICES OF ARIZONA, LLC
ALLIED WASTE TRANSFER SERVICES OF CALIFORNIA, LLC
ALLIED WASTE TRANSFER SERVICES OF FLORIDA, LLC
ALLIED WASTE TRANSFER SERVICES OF IOWA, LLC
ALLIED WASTE TRANSFER SERVICES OF LIMA, LLC
ALLIED WASTE TRANSFER SERVICES OF NEW YORK, LLC
ALLIED WASTE TRANSFER SERVICES OF NORTH CAROLINA, LLC
ALLIED WASTE TRANSFER SERVICES OF OREGON, LLC
ALLIED WASTE TRANSFER SERVICES OF RHODE ISLAND, LLC
ALLIED WASTE TRANSFER SERVICES OF UTAH, INC.
ALLIED WASTE TRANSPORTATION, INC.
AMERICAN DISPOSAL SERVICES OF ILLINOIS, INC.
AMERICAN DISPOSAL SERVICES OF KANSAS, INC.
AMERICAN DISPOSAL SERVICES OF MISSOURI, INC.
AMERICAN DISPOSAL SERVICES OF NEW JERSEY, INC.

AMERICAN DISPOSAL SERVICES OF WEST VIRGINIA, INC.
AMERICAN DISPOSAL SERVICES, INC.
AMERICAN DISPOSAL TRANSFER SERVICES OF ILLINOIS, INC.
AMERICAN MATERIALS RECYCLING CORP.
AMERICAN SANITATION, INC.
AMERICAN TRANSFER COMPANY, INC.
ANSON COUNTY LANDFILL NC, LLC
APACHE JUNCTION LANDFILL CORPORATION
ARC DISPOSAL COMPANY, INC.
AREA DISPOSAL, INC.
ARIANA, LLC
ATLANTIC WASTE HOLDING COMPANY, INC.
ATLAS TRANSPORT, INC.
ATTWOODS OF NORTH AMERICA, INC.
AUTAUGA COUNTY LANDFILL, LLC
AUTOMATED MODULAR SYSTEMS, INC.
AUTOSHRED, INC.
AWIN LEASING COMPANY, INC.
AWIN LEASING II, LLC
AWIN MANAGEMENT, INC.
BARKER BROTHERS WASTE INCORPORATED
BAY COLLECTION SERVICES, INC.
BAY ENVIRONMENTAL MANAGEMENT, INC.
BAY LANDFILLS, INC.
BAY LEASING COMPANY, INC.
BBCO, INC.
BELLEVILLE LANDFILL, INC.
BERKELEY SANITARY SERVICE, INC.
BFGSI, L.L.C.
BFI ATLANTIC, INC.
BFI ENERGY SYSTEMS OF ALBANY, INC.
BFI ENERGY SYSTEMS OF DELAWARE COUNTY, INC.
BFI ENERGY SYSTEMS OF ESSEX COUNTY, INC.
BFI ENERGY SYSTEMS OF HEMPSTEAD, INC.
BFI ENERGY SYSTEMS OF NIAGARA II, INC.
BFI ENERGY SYSTEMS OF NIAGARA, INC.
BFI ENERGY SYSTEMS OF SEMASS, INC.
BFI ENERGY SYSTEMS OF SOUTHEASTERN CONNECTICUT, INC.
BFI REF-FUEL, INC.
BFI TRANS RIVER (GP), INC.
BFI TRANSFER SYSTEMS OF ALABAMA, LLC
BFI TRANSFER SYSTEMS OF DC, LLC
BFI TRANSFER SYSTEMS OF GEORGIA, LLC
BFI TRANSFER SYSTEMS OF MARYLAND, LLC
BFI TRANSFER SYSTEMS OF MASSACHUSETTS, LLC
BFI TRANSFER SYSTEMS OF MISSISSIPPI, LLC

BFI TRANSFER SYSTEMS OF NEW JERSEY, INC.
BFI TRANSFER SYSTEMS OF PENNSYLVANIA, LLC
BFI TRANSFER SYSTEMS OF VIRGINIA, LLC
BFI WASTE SERVICES OF PENNSYLVANIA, LLC
BFI WASTE SERVICES OF TENNESSEE, LLC
BFI WASTE SERVICES, LLC
BFI WASTE SYSTEMS OF ALABAMA, LLC
BFI WASTE SYSTEMS OF ARKANSAS, LLC
BFI WASTE SYSTEMS OF GEORGIA, LLC
BFI WASTE SYSTEMS OF KENTUCKY, LLC
BFI WASTE SYSTEMS OF LOUISIANA, LLC
BFI WASTE SYSTEMS OF MASSACHUSETTS, LLC
BFI WASTE SYSTEMS OF MISSISSIPPI, LLC
BFI WASTE SYSTEMS OF MISSOURI, LLC
BFI WASTE SYSTEMS OF NEW JERSEY, INC.
BFI WASTE SYSTEMS OF NORTH AMERICA, LLC
BFI WASTE SYSTEMS OF NORTH CAROLINA, LLC
BFI WASTE SYSTEMS OF OKLAHOMA, LLC
BFI WASTE SYSTEMS OF SOUTH CAROLINA, LLC
BFI WASTE SYSTEMS OF TENNESSEE, LLC
BFI WASTE SYSTEMS OF VIRGINIA, LLC
BIO-MED OF OREGON, INC.
BLT ENTERPRISES OF OXNARD, INC.
BOND COUNTY LANDFILL, INC.
BORREGO LANDFILL, INC.
BORROW PIT CORP.
BRICKYARD DISPOSAL & RECYCLING, INC.
BRIDGETON LANDFILL, LLC
BRIDGETON TRANSFER STATION, LLC
BROWNING-FERRIS INDUSTRIES CHEMICAL SERVICES, INC.
BROWNING-FERRIS INDUSTRIES OF CALIFORNIA, INC.
BROWNING-FERRIS INDUSTRIES OF FLORIDA, INC.
BROWNING-FERRIS INDUSTRIES OF ILLINOIS, INC.
BROWNING-FERRIS INDUSTRIES OF NEW JERSEY, INC.
BROWNING-FERRIS INDUSTRIES OF NEW YORK, INC.
BROWNING-FERRIS INDUSTRIES OF OHIO, INC.
BROWNING-FERRIS INDUSTRIES OF TENNESSEE, INC.
BROWNING-FERRIS INDUSTRIES, INC.
BROWNING-FERRIS INDUSTRIES, LLC
BROWNING-FERRIS SERVICES, INC.
BROWNING-FERRIS, INC.
BRUNSWICK WASTE MANAGEMENT FACILITY, LLC
BUNTING TRASH SERVICE, INC.
BUTLER COUNTY LANDFILL, LLC
C & C EXPANDED SANITARY LANDFILL, LLC

CACTUS WASTE SYSTEMS, LLC
CALVERT TRASH SYSTEMS, INCORPORATED
CAPITOL RECYCLING AND DISPOSAL, INC.
CARBON LIMESTONE LANDFILL, LLC
CC LANDFILL, INC.
CECOS INTERNATIONAL, INC.
CELINA LANDFILL, INC.
CENTRAL ARIZONA TRANSFER, INC.
CENTRAL SANITARY LANDFILL, INC.
CENTRAL VIRGINIA PROPERTIES, LLC
CHARTER EVAPORATION RESOURCE RECOVERY SYSTEMS
CHEROKEE RUN LANDFILL, INC.
CHILTON LANDFILL, LLC
CITIZENS DISPOSAL, INC.
CITY-STAR SERVICES, INC.
CLARKSTON DISPOSAL, INC.
COCOPAH LANDFILL, INC.
COMPACTOR RENTAL SYSTEMS OF DELAWARE, INC.
CONSOLIDATED DISPOSAL SERVICE, L.L.C.
CONTINENTAL WASTE INDUSTRIES, L.L.C.
COPPER MOUNTAIN LANDFILL, INC.
CORVALLIS DISPOSAL CO.
COUNTY DISPOSAL (OHIO), INC.
COUNTY DISPOSAL, INC.
COUNTY ENVIRONMENTAL LANDFILL, LLC
COUNTY LAND DEVELOPMENT LANDFILL, LLC
COUNTY LANDFILL, INC.
COURTNEY RIDGE LANDFILL, LLC
CRESCENT ACRES LANDFILL, LLC
CROCKETT SANITARY SERVICE, INC.
CUMBERLAND COUNTY DEVELOPMENT COMPANY, LLC
CWI OF ILLINOIS, INC.
CWI OF MISSOURI, INC.
D & L DISPOSAL, L.L.C.
DALLAS DISPOSAL CO.
DELTA CONTAINER CORPORATION
DELTA DADE RECYCLING CORP.
DELTA PAPER STOCK, CO.
DELTA RESOURCES CORP.
DELTA SITE DEVELOPMENT CORP.
DELTA WASTE CORP.
DEMPSEY WASTE SYSTEMS II, INC.
DENVER RL NORTH, INC.
DTC MANAGEMENT, INC.
E LEASING COMPANY, LLC
EAGLE INDUSTRIES LEASING, INC.
EAST CHICAGO COMPOST FACILITY, INC.

ECDC ENVIRONMENTAL OF HUMBOLDT COUNTY, INC.
ECDC ENVIRONMENTAL, L.C.
ECDC HOLDINGS, INC.
ELDER CREEK TRANSFER & RECOVERY, INC.
ELLIS SCOTT LANDFILL MO, LLC
ENVIROCYCLE, INC.
ENVIRONMENTAL DEVELOPMENT CORP.
ENVIRONMENTAL RECLAMATION COMPANY
ENVIRONTECH, INC.
ENVOTECH-ILLINOIS L.L.C.
EVERGREEN SCAVENGER SERVICE, INC.
EVERGREEN SCAVENGER SERVICE, L.L.C.
F. P. MCNAMARA RUBBISH REMOVAL INC.
FLINT HILL ROAD, LLC
FLL, INC.
FOREST VIEW LANDFILL, LLC
FORWARD, INC.
FRED BARBARA TRUCKING CO., INC.
FRONTIER WASTE SERVICES (COLORADO), LLC
FRONTIER WASTE SERVICES (UTAH), LLC
FRONTIER WASTE SERVICES OF LOUISIANA L.L.C.
G. VAN DYKEN DISPOSAL INC.
GATEWAY LANDFILL, LLC
GEK, INC.
GENERAL REFUSE ROLLOFF CORP.
GENERAL REFUSE SERVICE OF OHIO, L.L.C.
GEORGIA RECYCLING SERVICES, INC.
GOLDEN BEAR TRANSFER SERVICES, INC.
GOLDEN WASTE DISPOSAL, INC.
GRANTS PASS SANITATION, INC.
GREAT LAKES DISPOSAL SERVICE, INC.
GREAT PLAINS LANDFILL OK, LLC
GREENRIDGE RECLAMATION, LLC
GREENRIDGE WASTE SERVICES, LLC
GULFCOAST WASTE SERVICE, INC.
HANCOCK COUNTY DEVELOPMENT COMPANY, LLC
HARLAND’S SANITARY LANDFILL, INC.
HARRISON COUNTY LANDFILL, LLC
HONEYGO RUN RECLAMATION CENTER, INC.
ILLINOIS LANDFILL, INC.
ILLINOIS RECYCLING SERVICES, INC.
ILLINOIS VALLEY RECYCLING, INC.
IMPERIAL LANDFILL, INC.
INDEPENDENT TRUCKING COMPANY
INGRUM WASTE DISPOSAL, INC.
INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA
ISLAND WASTE SERVICES LTD.
JACKSON COUNTY LANDFILL, LLC

JEFFERSON CITY LANDFILL, LLC
JEFFERSON PARISH DEVELOPMENT COMPANY, LLC
JETTER DISPOSAL, INC.
KANDEL ENTERPRISES, LLC
KANKAKEE QUARRY, INC.
KELLER CANYON LANDFILL COMPANY
KELLER DROP BOX, INC.
LA CAÑADA DISPOSAL COMPANY, INC.
LAKE NORMAN LANDFILL, INC.
LANDCOMP CORPORATION
LATHROP SUNRISE SANITATION CORPORATION
LEE COUNTY LANDFILL SC, LLC
LEE COUNTY LANDFILL, INC.
LEMONS LANDFILL, LLC
LIBERTY WASTE HOLDINGS, INC.
LIBERTY WASTE SERVICES LIMITED, L.L.C.
LIBERTY WASTE SERVICES OF ILLINOIS, L.L.C.
LIBERTY WASTE SERVICES OF MCCOOK, L.L.C.
LITTLE CREEK LANDING, LLC
LOCAL SANITATION OF ROWAN COUNTY, L.L.C.
LOOP RECYCLING, INC.
LOOP TRANSFER, INCORPORATED
LORAIN COUNTY LANDFILL, LLC
LOUIS PINTO & SON, INC., SANITATION CONTRACTORS
LUCAS COUNTY LAND DEVELOPMENT, INC.
LUCAS COUNTY LANDFILL, LLC
MADISON COUNTY DEVELOPMENT, LLC
MANUMIT OF FLORIDA, INC.
MCCUSKER RECYCLING, INC.
MCINNIS WASTE SYSTEMS, INC.
MENANDS ENVIRONMENTAL SOLUTIONS, LLC
MESA DISPOSAL, INC.
MIDWAY DEVELOPMENT COMPANY, INC.
MISSISSIPPI WASTE PAPER COMPANY
MISSOURI CITY LANDFILL, LLC
MOUNTAIN HOME DISPOSAL, INC.
N LEASING COMPANY, LLC
NATIONSWASTE CATAWBA REGIONAL LANDFILL, INC.
NATIONSWASTE, INC.
NCORP, INC.
NEW MORGAN LANDFILL COMPANY, INC.
NEW YORK WASTE SERVICES, LLC
NEWCO WASTE SYSTEMS OF NEW JERSEY, INC.
NOBLE ROAD LANDFILL, INC.
NORTHEAST LANDFILL, LLC
NORTHLAKE TRANSFER, INC.
NORTHWEST TENNESSEE DISPOSAL CORPORATION
OAKLAND HEIGHTS DEVELOPMENT, INC.

OBSCURITY LAND DEVELOPMENT, LLC
OHIO REPUBLIC CONTRACTS, II, INC.
OHIO REPUBLIC CONTRACTS, INC.
OKLAHOMA CITY LANDFILL, L.L.C.
OSCAR’S COLLECTION SYSTEM OF FREMONT, INC.
OTAY LANDFILL, INC.
OTTAWA COUNTY LANDFILL, INC.
PACKERTON LAND COMPANY, L.L.C.
PALOMAR TRANSFER STATION, INC.
PELTIER REAL ESTATE COMPANY
PERDOMO & SONS, INC.
PINAL COUNTY LANDFILL CORP.
PINECREST LANDFILL OK, LLC
PITTSBURG COUNTY LANDFILL, INC.
POLK COUNTY LANDFILL, LLC
PORT CLINTON LANDFILL, INC.
PORTABLE STORAGE CO.
PREBLE COUNTY LANDFILL, INC.
PRICE & SONS RECYCLING COMPANY
PRINCE GEORGE’S COUNTY LANDFILL, LLC
R.C. MILLER ENTERPRISES, INC.
R.C. MILLER REFUSE SERVICE INC.
RABANCO RECYCLING, INC.
RABANCO, LTD.
RAMONA LANDFILL, INC.
RCS, INC.
RELIABLE DISPOSAL, INC.
REPUBLIC DUMPCO, INC.
REPUBLIC ENVIRONMENTAL TECHNOLOGIES, INC.
REPUBLIC OHIO CONTRACTS, LLC
REPUBLIC SERVICES AVIATION, INC.
REPUBLIC SERVICES ENVIRONMENTAL, LLC
REPUBLIC SERVICES FINANCIAL LP, INC.
REPUBLIC SERVICES GROUP, LLC
REPUBLIC SERVICES HOLDING COMPANY, INC.
REPUBLIC SERVICES OF ARIZONA HAULING, LLC
REPUBLIC SERVICES OF CALIFORNIA HOLDING COMPANY, INC.
REPUBLIC SERVICES OF CALIFORNIA II, LLC
REPUBLIC SERVICES OF COLORADO HAULING, LLC
REPUBLIC SERVICES OF COLORADO I, LLC
REPUBLIC SERVICES OF FLORIDA GP, INC.
REPUBLIC SERVICES OF FLORIDA LP, INC.
REPUBLIC SERVICES OF GEORGIA GP, LLC
REPUBLIC SERVICES OF GEORGIA LP, LLC
REPUBLIC SERVICES OF INDIANA LP, INC.
REPUBLIC SERVICES OF INDIANA TRANSPORTATION, LLC
REPUBLIC SERVICES OF KENTUCKY, LLC
REPUBLIC SERVICES OF MICHIGAN HAULING, LLC

REPUBLIC SERVICES OF MICHIGAN HOLDING COMPANY, INC.
REPUBLIC SERVICES OF MICHIGAN I, LLC
REPUBLIC SERVICES OF MICHIGAN II, LLC
REPUBLIC SERVICES OF MICHIGAN III, LLC
REPUBLIC SERVICES OF MICHIGAN IV, LLC
REPUBLIC SERVICES OF MICHIGAN V, LLC
REPUBLIC SERVICES OF NEW JERSEY, LLC
REPUBLIC SERVICES OF NORTH CAROLINA, LLC
REPUBLIC SERVICES OF OHIO HAULING, LLC
REPUBLIC SERVICES OF OHIO I, LLC
REPUBLIC SERVICES OF OHIO II, LLC
REPUBLIC SERVICES OF OHIO III, LLC
REPUBLIC SERVICES OF OHIO IV, LLC
REPUBLIC SERVICES OF PENNSYLVANIA, LLC
REPUBLIC SERVICES OF SOUTH CAROLINA, LLC
REPUBLIC SERVICES OF SOUTHERN CALIFORNIA, LLC
REPUBLIC SERVICES OF VIRGINIA, LLC
REPUBLIC SERVICES OF WISCONSIN GP, LLC
REPUBLIC SERVICES OF WISCONSIN LP, LLC
REPUBLIC SERVICES REAL ESTATE HOLDING, INC.
REPUBLIC SERVICES VASCO ROAD, LLC
REPUBLIC SILVER STATE DISPOSAL, INC.
REPUBLIC WASTE SERVICES OF SOUTHERN CALIFORNIA, LLC
REPUBLIC WASTE SERVICES OF TEXAS GP, INC.
REPUBLIC WASTE SERVICES OF TEXAS LP, INC.
RESOURCE RECOVERY, INC.
RI/ALAMEDA CORP.
RICHMOND SANITARY SERVICE, INC.
RISK SERVICES, INC.
RITM, LLC
ROCK ROAD INDUSTRIES, INC.
ROSS BROS. WASTE & RECYCLING CO.
ROSSMAN SANITARY SERVICE, INC.
ROXANA LANDFILL, INC.
ROYAL HOLDINGS, INC.
RUBBISH CONTROL, LLC
S & S RECYCLING, INC.
S LEASING COMPANY, LLC
SALINE COUNTY LANDFILL, INC.
SAN DIEGO LANDFILL SYSTEMS, LLC
SAN MARCOS NCRRF, INC.
SAND VALLEY HOLDINGS, L.L.C.
SANDY HOLLOW LANDFILL CORP.
SANGAMON VALLEY LANDFILL, INC.
SANITARY DISPOSAL SERVICE, INC.
SAUK TRAIL DEVELOPMENT, INC.
SCHOFIELD CORPORATION OF ORLANDO

SHOW-ME LANDFILL, LLC
SHRED — ALL RECYCLING SYSTEMS INC.
SOLANO GARBAGE COMPANY
SOURCE RECYCLING, INC.
SOUTHEAST LANDFILL, LLC
SOUTHERN ILLINOIS REGIONAL LANDFILL, INC.
ST. BERNARD PARISH DEVELOPMENT COMPANY, LLC
ST. JOSEPH LANDFILL, LLC
STANDARD DISPOSAL SERVICES, INC.
STANDARD ENVIRONMENTAL SERVICES, INC.
STANDARD WASTE, INC.
STREATOR AREA LANDFILL, INC.
SUBURBAN TRANSFER, INC.
SUBURBAN WAREHOUSE, INC.
SUMMIT WASTE SYSTEMS, INC.
SUNRISE SANITATION SERVICE, INC.
SUNSET DISPOSAL SERVICE, INC.
SUNSET DISPOSAL, INC.
SYCAMORE LANDFILL, INC.
TATE’S TRANSFER SYSTEMS, INC.
TAY-BAN CORPORATION
TAYLOR RIDGE LANDFILL, INC.
TENNESSEE UNION COUNTY LANDFILL, INC.
THE ECOLOGY GROUP, INC.
THOMAS DISPOSAL SERVICE, INC.
TOM LUCIANO’S DISPOSAL SERVICE, INC.
TOTAL ROLL-OFFS, L.L.C.
TOTAL SOLID WASTE RECYCLERS, INC.
TRICIL (N.Y.), INC.
TRI-COUNTY REFUSE SERVICE, INC.
TRI-STATE RECYCLING SERVICES, INC.
TRI-STATE REFUSE CORPORATION
UNITED DISPOSAL SERVICE, INC.
UPPER ROCK ISLAND COUNTY LANDFILL, INC.
VALLEY LANDFILLS, INC.
VINING DISPOSAL SERVICE, INC.
WASATCH REGIONAL LANDFILL, INC.
WASTE CONTROL SYSTEMS, INC.
WASTE SERVICES OF NEW YORK, INC.
WASTEHAUL, INC.
WAYNE COUNTY LAND DEVELOPMENT, LLC
WAYNE COUNTY LANDFILL IL, INC.
WAYNE DEVELOPERS, LLC
WDTR, INC.
WEBSTER PARISH LANDFILL, L.L.C.
WEST CONTRA COSTA ENERGY RECOVERY COMPANY
WEST CONTRA COSTA SANITARY LANDFILL, INC.
WEST COUNTY LANDFILL, INC.

WEST COUNTY RESOURCE RECOVERY, INC.
WILLAMETTE RESOURCES, INC.
WILLIAMS COUNTY LANDFILL INC.
WILLOW RIDGE LANDFILL, LLC
WJR ENVIRONMENTAL, INC.
WOODLAKE SANITARY SERVICE, INC.
ZAKAROFF SERVICES

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer of each of the foregoing entities

ABILENE LANDFILL TX, LP
BFI TRANSFER SYSTEMS OF TEXAS, LP
BFI WASTE SERVICES OF INDIANA, LP
BFI WASTE SERVICES OF TEXAS, LP
BFI WASTE SYSTEMS OF INDIANA, LP
BLUE RIDGE LANDFILL TX, LP
BRENHAM TOTAL ROLL-OFFS, LP
CAMELOT LANDFILL TX, LP
CEFE LANDFILL TX, LP
CROW LANDFILL TX, L.P.
DESARROLLO DEL RANCHO LA GLORIA TX, LP
EL CENTRO LANDFILL, L.P.
ELLIS COUNTY LANDFILL TX, LP
FORT WORTH LANDFILL TX, LP
FRONTIER WASTE SERVICES, L.P.
GALVESTON COUNTY LANDFILL TX, LP
GILES ROAD LANDFILL TX, LP
GOLDEN TRIANGLE LANDFILL TX, LP
GREENWOOD LANDFILL TX, LP
GULF WEST LANDFILL TX, LP
ITASCA LANDFILL TX, LP
KERRVILLE LANDFILL TX, LP
LEWISVILLE LANDFILL TX, LP
MARS ROAD TX, LP
MCCARTY ROAD LANDFILL TX, LP
MESQUITE LANDFILL TX, LP
MEXIA LANDFILL TX, LP
PANAMA ROAD LANDFILL, TX, L.P.
PINE HILL FARMS LANDFILL TX, LP
PLEASANT OAKS LANDFILL TX, LP
RIO GRANDE VALLEY LANDFILL TX, LP
ROYAL OAKS LANDFILL TX, LP
SOUTH CENTRAL TEXAS LAND CO. TX, LP
SOUTHWEST LANDFILL TX, LP
TESSMAN ROAD LANDFILL TX, LP
TURKEY CREEK LANDFILL TX, LP
VICTORIA LANDFILL TX, LP
WHISPERING PINES LANDFILL TX, LP

By:	Allied Waste Landfill Holdings, Inc., as General
Partner of each of the foregoing entities

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

BENTON COUNTY DEVELOPMENT COMPANY
CLINTON COUNTY LANDFILL PARTNERSHIP
COUNTY LINE LANDFILL PARTNERSHIP
ILLIANA DISPOSAL PARTNERSHIP
JASPER COUNTY DEVELOPMENT COMPANY PARTNERSHIP
KEY WASTE INDIANA PARTNERSHIP
LAKE COUNTY C & D DEVELOPMENT PARTNERSHIP
NEWTON COUNTY LANDFILL PARTNERSHIP
SPRINGFIELD ENVIRONMENTAL GENERAL PARTNERSHIP
TIPPECANOE COUNTY WASTE SERVICES PARTNERSHIP
WARRICK COUNTY DEVELOPMENT COMPANY

By:	Allied Waste Landfill Holdings, Inc., as General
Partner of each of the foregoing entities

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

By:	Allied Waste North America, Inc., as General
Partner of each of the foregoing entities

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

BENSON VALLEY LANDFILL GENERAL PARTNERSHIP BLUE RIDGE LANDFILL GENERAL PARTNERSHIP GREEN VALLEY LANDFILL GENERAL PARTNERSHIP MOREHEAD LANDFILL GENERAL PARTNERSHIP
By:	Allied Waste North America, Inc., as General
Partner of each of the foregoing entities

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

By:	Browning-Ferris Industries of Tennessee, Inc., as
General Partner of each of the foregoing entities

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

REPUBLIC WASTE SERVICES OF TEXAS, LTD. RWS TRANSPORT, L.P.
By:	Republic Waste Services of Texas GP, Inc., as
General Partner of each of the foregoing entities

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

BFI ENERGY SYSTEMS OF SOUTHEASTERN CONNECTICUT, LIMITED PARTNERSHIP
By:	BFI Energy Systems of Southeastern Connecticut,
Inc., its General Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

OCEANSIDE WASTE & RECYCLING SERVICES
By:	Republic Services, Inc., its General Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

By:	Zakaroff Services, its General Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

RABANCO COMPANIES
By:	Rabanco Recycling, Inc., its General Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

By:	Rabanco, Ltd., its General Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

REPUBLIC SERVICES FINANCIAL, LIMITED PARTNERSHIP
By:	Republic Silver State Disposal, Inc., its General
Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

REPUBLIC SERVICES OF FLORIDA, LIMITED PARTNERSHIP
By:	Republic Services of Florida GP, Inc., its
General Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

REPUBLIC SERVICES OF GEORGIA, LIMITED PARTNERSHIP
By:	Republic Services of Georgia GP, LLC, its General
Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

REPUBLIC SERVICES OF INDIANA, LIMITED PARTNERSHIP
By:	Republic Services, Inc., its General Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Senior Vice President, Treasurer

REPUBLIC SERVICES OF WISCONSIN, LIMITED PARTNERSHIP
By:	Republic Services of Wisconsin GP, LLC, its General Partner

By:	/s/ Edward A. Lang, III
	Name:	Edward A. Lang, III
	Title:	Treasurer

DINVERNO, INC.
By:	/s/ Roger A. Groen Jr.
	Name:	Roger A. Groen Jr.
	Title:	President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Craig A. Kaye
	Name:	Craig A. Kaye
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF SECURITY]
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.06 OF THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[1]	This paragraph should be included only if the Note is issued in global form.

REPUBLIC SERVICES, INC.

3.800% NOTES DUE 2018

CUSIP NO.

No. _____	$___________________
          Republic Services, Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ or its registered assigns, the principal sum of __________ ($__________) United States dollars [, or such greater or lesser amount as may from time to time be endorsed on the Schedule of Increases and Decreases of Interests in the Global Note attached hereto (but in no event may such amount exceed the aggregate principal amount of Notes authenticated pursuant to Section 3.03 of the Indenture referred to below and then Outstanding pursuant the terms of the Indenture)]2, on May 15, 2018, at the office or agency of the Company referred to below, and to pay interest thereon from May 9, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing November 15, 2011 at the rate of 3.800% per annum, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this Indenture.
          Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of this Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be a corporate trust office of the Trustee or its affiliate located at 101 Barclay Street, Floor 8W, New York, NY 10286), or at

[2]	Use if Global Security

such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of one of its authorized officers.

REPUBLIC SERVICES, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the 3.800% Notes due May 15, 2018 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory
Dated: __________

[FORM OF REVERSE SIDE OF SECURITY]
REPUBLIC SERVICES, INC.
3.800% Notes due 2018
          This Security is one of a duly authorized issue of Securities of the Company designated as its 3.800% Notes due 2018 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $700,000,000, issued under and subject to the terms of an indenture (herein called the “Indenture”) dated as of September 8, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Second Supplemental Indenture, dated as of May 9, 2011, among the Company, the guarantors listed on the signature pages thereto (the “Guarantors”) and the Trustee to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.
          The Securities may be redeemed, as a whole or in part, at the option of the Company, at any time and from time to time, upon not less than 30 and not more than 60 days’ notice to the Holders thereof as provided in the Indenture, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 20 basis points, plus, in each case, accrued and unpaid interest to the Redemption Date, if any (subject to the right of holders of record of such Securities on relevant record dates to receive interest due on an interest payment date).
          If less than all of the Securities are to be redeemed, the Trustee shall select, not more than 60 nor less than 30 days before the Redemption Date, the Securities or portions thereof to be redeemed, by such method the Trustee shall deem fair and appropriate.
          In the case of any redemption of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.
          In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon the occurrence of a Change of Control Triggering Event with respect to the Securities, unless the Company has exercised its right to redeem the Securities pursuant to Article XI of the Indenture, each Holder of the Securities shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Security pursuant to Article XIV of the Indenture.
          If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain covenants and Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.
          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which required the consent of all of the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Securities at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding that are affected. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities (100% of the Holders in certain circumstances) at the time Outstanding that are affected, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the Securities of such series and certain past Defaults and Events of Default under the Indenture and the Securities and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities in certificated form are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.
          Except as indicated in the Indenture, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE TO CONFLICT OF LAWS PRINCIPLES THEREOF.
All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

CHANGE OF CONTROL REPURCHASE NOTICE
If you want to elect to have only part of the Security purchased by the Company pursuant to Section 14.01 of the Indenture, state the amount you elect to have purchased:
$______________
Date: ___________________________
Your Signature: _______________________
(Sign exactly as your name appears on the face of this Security)
Tax Identification No: _________________
Signature Guarantee*: ______________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES AND DECREASES OF INTERESTS
IN THE GLOBAL SECURITY3
The following increases or decreases in this Global Security have been made:

	Amount of	Amount of	Principal Amount
	decrease	increase in	of this Global
	in Principal	Principal	Security	Signature of
	Amount of	Amount of	following such	authorized officer
Date of	this Global	this Global	decrease	of Trustee or Note
Exchange	Security	Security	(or increase)	Custodian

[3]	This should be included only if the Security is a Global Security.

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